Exhibit 21.1

                   Subsidiaries of KMC Telecom Holdings, Inc.

Company                                      State of Incorporation/Organization
-------                                      -----------------------------------
KMC Telecom Inc.                                Delaware

KMC Telecom II, Inc.                            Delaware

KMC Telecom III Holdings, Inc.                  Delaware

KMC Telecom III, Inc.                           Delaware
(subsidiary of KMC Telecom III Holdings, Inc.)

KMC Telecom Leasing I, LLC                      Delaware
(subsidiary of KMC Telecom Inc.)

KMC Telecom Leasing II, LLC                     Delaware
(subsidiary of KMC Telecom II, Inc.)

KMC Telecom Leasing III, LLC                    Delaware
(subsidiary of KMC Telecom III, Inc.)

KMC Telecom of Virginia, Inc.                   Virginia
(subsidiary of KMC Telecom Inc.)